UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2015

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2015, CF Industries Holdings, Inc. (the “Company”) entered into agreements with each of its officers (other than Philipp P. Koch as noted below) who is a named executive officer (each, an “Executive Officer”) pursuant to which the Company agreed to pay a gross-up payment (the “Gross-Up Payment”) to the Executive Officer with respect to any excise tax to which the Executive Officer may become subject under Section 4985 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with the transactions contemplated by the combination agreement, dated as of August 6, 2015 and subsequently amended, providing for the combination of the Company with OCI N.V.’s European, North American and global distribution businesses (the “Combination”), such that, after payment by the Executive Officer of the excise tax under Section 4985 of the Code, the Executive Officer will receive a payment from the Company equal to the net after-tax benefit that the Executive Officer would have received had the excise tax not been imposed.  In exchange for the Company’s agreement to make the Gross-Up Payment, each Executive Officer, other than Philipp P. Koch as noted below, executed an agreement, waiving his right to accelerated vesting of his equity awards upon the consummation of the Combination (each, a “Waiver Agreement”).  The Company also entered into similar agreements with certain of its other executive officers.

Pursuant to the applicable Waiver Agreement, notwithstanding the waiver of accelerated vesting upon the consummation of the Combination, in the event an Executive Officer’s employment terminates without Cause or for Good Reason (as such terms are defined in each Executive Officer’s change in control severance agreement) within 24 months following the consummation of the Combination, the equity awards held by the Executive Officer at the time of such termination will vest in full, provided that the definition of Good Reason was modified to include a termination by the Executive Officer following (1) the assignment to the Executive Officer of duties inconsistent with the Executive Officer’s status as an officer of the Company or a substantial adverse alteration in the nature or status of the Executive Officer’s responsibilities following the consummation of the Combination; (2) a 10% or greater reduction in the Executive Officer’s annual base salary and annual target bonus; or (3) a 35-mile or greater relocation of the Executive Officer’s principal place of employment.

Additionally, as previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2015, Mr. Koch announced his retirement on September 2, 2015, to become effective on March 4, 2016.  On December 22, 2015, the Company entered into a letter agreement with Mr. Koch agreeing to pay him a Gross-Up Payment to the extent applicable, without requiring him to waive the accelerated vesting of his equity awards upon the consummation of the Combination.

On December 19, 2015, the Company also entered into an amendment to the Change in Control Severance Agreements it maintains with each of its executive officers providing that, contingent on the consummation of the Combination, references in the agreements to the Company will instead be to CF N.V., the surviving company following the Combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Executive Excise Tax and Waiver Agreement
10.2	Letter Agreement between Philipp P. Koch and CF Industries Holdings, Inc.
10.3	Form of Amendment to Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2015	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Excise Tax and Waiver Agreement
10.2	Letter Agreement between Philipp P. Koch and CF Industries Holdings, Inc.
10.3	Form of Amendment to Change in Control Severance Agreement